UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): March 27, 2020
UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
 205 North Depot Street
Stanford, Kentucky 40484
(Address of principal executive offices and zip code)
(217) 241-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
□ Written communications pursuant to Rule 425 under the Securities Act
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02.  Compensatory Arrangements of Certain Officers.

Executive Management of the Company determined that in light of the current economic environment brought on by the COVID-19 outbreak that they would voluntarily reduce their base pay to help the Company weather this downturn.  As such, each of the named individuals have requested their base pay be adjusted down as so indicated.  The change becomes effective April 1, 2020.

Mr. Jess T. Correll, CEO, annual salary decrease of $18,750 making his new annual salary $161,250.

Mr. Douglas P. Ditto, Vice President, annual salary decrease of $11,250 making his new annual salary $131,250.

Mr. James P. Rousey, President, annual salary decrease of $7,500 making his new annual salary $92,500.

Mr. Theodore C. Miller, CFO, annual salary decrease of $5,000 making his new annual salary $85,000.

The Company continues to have neither written employment agreements nor oral arrangements with any of its corporate officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:	March 27, 2020	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President and Chief Financial Officer